UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

China Automotive Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
People’s Republic of China
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-5981 8527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2012, the board of directors (the “Board”) of China Automotive Systems, Inc. (the “Company) received a resignation letter from Mr. Bruce C. Richardson, wherein Mr. Richardson resigned as a director of the Company and as the chairman of the audit committee of the Board and a member of the compensation and nominating committees of the Board. Mr. Richardson’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices and was effective immediately.

On May 15, 2012, the Board appointed Mr. Arthur Wong as a director of the Company, to serve as the chairman of the audit committee of the Board and a member of the compensation and nominating committees of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.
(Registrant)

Date: May 15, 2012	By: /s/ Hanlin Chen
Hanlin Chen
Chairman

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